                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                          MICROPROSE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                MICROPROSE, INC.

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                            ------------------------

                            TO BE HELD MAY 11, 1998
                                   9:30 A.M.

TO OUR SHAREHOLDERS:

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of MicroProse, Inc., a Delaware corporation (the "Company") will be held at the offices of the Company located at 2490 Mariner Square Loop, Alameda, CA 94501, at 9:30 a.m., local time, on May 11, 1998 for the following purposes:

1. To approve an amendment to the Company's Restated Certificate of Incorporation whereby one new share of Common Stock would be issued for each five presently outstanding shares of Common Stock. (Proposal 1); and

2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 1, 1998 (the "Record Date") are entitled to notice of and to vote at the Meeting. All stockholders are cordially invited to attend the Meeting in person. However, to ensure your representation at the Meeting, you are urged to vote, date, sign and return the enclosed proxy as promptly as possible in the enclosed envelope. Any stockholder attending the Meeting may vote in person even if he or she returned a proxy.

Alameda, California                             Sincerely,
April 10, 1998                                  Stephen Race
                                                Chief Executive Officer

              STOCKHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT
                   CAREFULLY PRIOR TO RETURNING THEIR PROXIES

                            ------------------------

                              PROXY STATEMENT FOR
                       SPECIAL MEETING OF STOCKHOLDERS OF
                                MICROPROSE, INC.

                            ------------------------

                            TO BE HELD MAY 11, 1998

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of MicroProse, Inc. (the "Company") of proxies to be voted at a Special Meeting of Stockholders (the "Meeting") to be held at 9:30 a.m., local time, on May 11, 1998 at the offices of the Company located at 2490 Mariner Square Loop, Alameda, CA 94501, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders.

    These proxy solicitation materials were mailed on or about April 10, 1998 to all stockholders entitled to vote at the Meeting. The Company's Board of Directors has unanimously approved the matters being submitted for stockholder approval at the meeting.

RECORD DATE; OUTSTANDING SHARES

    Stockholders of record at the close of business on April 1, 1998 (the "Record Date") are entitled to notice of and to vote at the Meeting. As of the
Record Date, the Company had           shares of Common Stock, $.001 par value
per share (the "Common Stock") issued and outstanding and 2,000,000 shares of Series A Preferred Stock issued and outstanding. All of the shares of the Company's Common Stock outstanding on the Record Date are entitled to vote at the Annual Meeting and stockholders of record entitled to vote at the meeting will have one (1) vote for each share so held on the matters to be voted upon. The 2,000,000 shares of Series A Preferred Stock outstanding on the record date, which are convertible into an aggregate of 98,039 shares of Common, are all entitled to vote at the Annual Meeting on an as-converted to Common Stock basis.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

VOTING AND SOLICITATION

    Shares of the Company's Common Stock represented by proxies in the accompanying form that are properly executed and returned to the Company will be voted at the Annual Meeting of Stockholders in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the Amendment to the Restated Certificate of Incorporation as described herein under "Proposal 1--Amendment to the Restated Certificate of Incorporation to Effect a Reverse Stock Split". If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    The cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers and regular employees for no additional compensation. In addition, the Company may engage a proxy solicitation service to aid in the solicitation of
proxies, for which the Company would pay customary fees not to exceed $      ,
plus expenses. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

                  MATTERS TO BE CONSIDERED AT SPECIAL MEETING

              PROPOSAL NO. 1--AMENDMENT TO RESTATED CERTIFICATE OF
                 INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

    The Board of Directors believes that it is in the best interests of the Company and its stockholders to effect a reverse stock split whereby each five shares of the Company's presently outstanding Common Stock would be automatically converted into one share of the Company's Common Stock (the "Reverse Stock Split"). The Board of Directors is recommending this action primarily to allow the Company's Common Stock to continue to comply with the listing requirements of the Nasdaq National Market as well as to improve the liquidity of the Company's Common Stock. One of the listing requirements of the Nasdaq National Market is that the Company's Common Stock have a minimum bid price of $5.00.

    The closing price of the Common Stock was $      on the Record Date. Since
September 1997 the closing sales price of the Company's Common Stock on Nasdaq National Market has ranged between $1.43 and $7.87. The Company believes it will be required to effect a reverse stock split in order to ensure that the bid price of the Company's Common Stock is consistently in excess of $5.00.

    In addition, the Board of Directors believes that the Reverse Stock Split may improve the liquidity of the Company's Common Stock. Frequently, brokers charge trading commissions based upon the number of shares purchased. As a result, this trading commission per share is relatively higher as a percentage of the value of the shares of the Company's Common Stock purchased. The Board of Directors and management believe that the relatively high trading cost of the Company's Common Stock may adversely impact the liquidity of the Company's Common Stock by making it a less attractive investment than the stock of other companies in the Company's industry. If the Reverse Stock Split is effected and the price of the Company's Common Stock rises correspondingly, the trading costs for the Company's Common Stock will decrease significantly.

POTENTIAL EFFECTS OF PROPOSED REVERSE STOCK SPLIT

    If this proposal is approved by the Company's stockholders, one new share of Common Stock ("New Common Stock") will be issued for each five presently outstanding shares of Common Stock.

    The Board of Directors believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the Reverse Stock Split will result in a corresponding increase in the price per share of the Company's Common Stock. There can be no assurance, however, that the Reverse Stock Split will result in any change in the price of the Company's Common Stock or that, if the price of the Company's Common Stock does increase as a result of the Reverse Stock Split, such increase will be sufficient to allow the Company to comply with the listing requirements of the Nasdaq National Market. If the Company is unable to comply with the Nasdaq National Market listing requirements, the Company's Common Stock may be delisted from the Nasdaq National Market. Although in such event the Company would attempt to list the Company's Common Stock on the Nasdaq Small Cap market, there can be no assurance that the Company would be successful. If for any reason the Company is unable to achieve and maintain compliance with the Nasdaq Small Cap Market, the holders of the Company's 6.5% Convertible

Subordinated Notes due 2002 (the "Notes") would be entitled to require the Company to repurchase all or any portion of such holders' Notes for cash at a price equal to the principal amount plus accrued interest. In such event, the Company's business, results of operations and financial condition would be materially and adversely affected.

    The Company is presently authorized to issue 49,000,000 shares of Common
Stock, $0.001 par value, of which           shares were issued and outstanding
at the close of business on the Record Date. The following tables illustrate the principal effects of the Reverse Stock Split to the Company's Common Stock:

                                                                        AFTER THE
                                                         PRIOR TO        1-FOR-5
                                                      REVERSE STOCK   REVERSE STOCK
NUMBER OF SHARES                                        SPLIT (#)       SPLIT (#)
----------------------------------------------------  --------------  --------------
Common Stock
  Authorized........................................     49,000,000       9,800,000
  Outstanding(1)....................................
  Available for Future Issuance.....................

    The proposed Reverse Stock Split will not affect any stockholder's proportionate equity interest in the Company. Holders of Common Stock will continue to be entitled to receive such dividends as may be declared by the Board of Directors. To date no dividends on the Common Stock have been paid by the Company. Outstanding warrants and stock options under the Company's stock plans will be adjusted to reflect the ratio of the Reverse Stock Split, if such transaction is effected. The Company's reporting obligations under the Exchange Act will not be affected by the Reverse Stock Split.

    The number of holders of record of Common Stock of the Company as of the
Record Date was approximately         , which number does not include
stockholders whose Common Stock is held in street name. The Reverse Stock Split and related transactions will not result in a reduction of the number of stockholders of the Company.

AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION; EXCHANGE OF STOCK
  CERTIFICATES

    The Certificate of Amendment to the Company's Restated Certificate of Incorporation, in substantially the form of Exhibit "A" to this Proxy Statement (the "Amendment"), has been adopted by the Board of Directors, subject to approval by the Company's stockholders.

    If the Amendment is approved by the Company's stockholders, the Company will file the Amendment with the Secretary of State of the State of Delaware. The Reverse Stock Split will become effective on the date of such filing (the "Effective Date") and the stockholders will be notified on or after the Effective Date that the Reverse Stock Split has been effected. The Company's transfer agent will act as the Company's exchange agent (the "Exchange Agent") for holders of Common Stock to exchange their certificates representing shares of the Company's Common Stock.

    As soon as practicable after the Effective Date, stockholders will be requested to surrender their certificates representing shares of Common Stock to the Exchange Agent in exchange for certificates representing New Common Stock. Beginning on the Effective Date, each certificate representing shares of the Company's Common Stock will be deemed for all corporate purposes to evidence ownership of shares of New Common Stock. To the extent a stockholder holds a number of shares not evenly divisible by the actual amount of the Reverse Stock Split, the Company will round up the number of shares of New Common Stock issued to such stockholder to the next nearest whole number of shares.

FRACTIONAL SHARES

    No fractional shares will be issued. Any fractional shares remaining after aggregating all fractional shares held by a stockholder will be rounded up to the nearest whole share. For example, if a stockholder held 101 shares of Common Stock of the Company prior to the Reverse Stock Split, after the Reverse Stock Split such stockholder would hold only 21 shares.

FEDERAL INCOME TAX CONSEQUENCES

    The following description of federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss the federal income tax consequences which may apply to non-resident aliens, broker-dealers, stockholders who receive Common Stock in compensatory transactions or insurance companies. This discussion does not address any foreign, state or local tax consequences that may be relevant to the Company's stockholders. Accordingly, stockholders are urged to consult their own tax advisors to determine the particular consequences to them of the Reverse Stock Split.

    The exchange of shares of Common Stock for shares of New Common Stock will not result in recognition of gain or loss. The holding period of the shares of New Common Stock will include the stockholder's holding period for the shares of Common Stock exchanged therefor, provided that the shares of Common Stock were held as a capital asset. The adjusted basis of the shares of New Common Stock will be the same as the adjusted basis of the Common Stock exchanged therefor.

VOTE REQUIRED AND BOARD OF DIRECTORS RESERVATION OF RIGHTS

    Under Delaware law, approval of the Reverse Stock Split requires the affirmative vote of at least a majority of the outstanding shares of Common Stock. An abstention or failure to vote on this proposal is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. A broker non-vote will not be treated as entitled to vote on this subject matter at the meeting. See "Information Concerning Solicitation and Voting--Quorum; Abstentions; Broker Non-Votes."

NO DISSENTER'S RIGHTS

    Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to the proposed Amendment.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the stockholders at the Meeting. If any other matters properly come before the stockholders at the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          Stephen Race
                                          Chief Executive Officer

Dated: April 10, 1998

                                   EXHIBIT A
       Certificate of Amendment of Restated Certificate of Incorporation

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

    MicroProse, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

    FIRST: That at a meeting of the Board of Directors of MicroProse, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and authorizing and directing the officers and directors of the corporation to solicit the consent of the stockholders of said corporation for consideration thereof. The resolution setting forth said amendment is as follows:

    NOW, THEREFORE, BE IT RESOLVED: That Article IV (a) of the Certificate of Incorporation of this corporation, MicroProse, Inc., a Delaware corporation, be amended to read in full as follows:

       This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The Preferred Stock may be issued in one or more series. The Total number of shares that this corporation is authorized to issue is Forty-Nine Million (49,000,000) shares. Forty Million (40,000,000) shares shall be Common Stock, par value of one tenth of a cent ($.001) per share, and Nine Million (9,000,000) shares shall be Preferred Stock, par value of one tenth of a cent ($.001) per share. Of the authorized shares of Preferred Stock, Four Million (4,000,000) shares are designated as Series A Convertible Preferred Stock.

       Upon the filing of this Certificate of Amendment with the Secretary of State of Delaware, each Five (5) currently outstanding shares of Common Stock of this corporation shall be consolidated and combined into One (1) share of Common Stock. No fractional shares of Common Stock shall be issued upon such reverse stock split; any fractional shares that would otherwise result as to any holder shall be rounded up to the nearest whole share.

    SECOND: That thereafter, the necessary number of shares of this corporation's capital stock were voted at a meeting in favor of the amendment.

    THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, MicroProse, Inc. has caused this certificate to be
signed by Stephen Race, its Chief Executive Officer, this   th day of March,
1998.

                                          By: /s/ STEPHEN RACE
                                             -----------------------------------
                                             Stephen Race, Chief Executive
                                          Officer

          THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                 MICROPROSE, INC.

                                 MICROPROSE, INC.
                  PROXY FOR 1998 SPECIAL MEETING OF STOCKHOLDERS
                                   MAY 11, 1998

   The undersigned stockholder(s) of MicroProse, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated May 11, 1998, and hereby appoints Stephen M. Race and Gillman G. Louie, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Special Meeting of Stockholders of MicroProse, Inc. to be held on May 11, 1998 at 9:30 a.m., local time, at the offices of the Company located at 2490 Mariner Square Loop, Alameda, CA 94501 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present on any of the following matters and with discretionary authority as to any and all other matters that may properly come before the meeting.

-----------------------------------------------------------------------------
                             FOLD AND DETACH HERE

1. To amend the Company's Restated Certificate of Incorporation whereby one new share of Common Stock would be issued for each five presently outstanding shares of Common Stock.
                     FOR         AGAINST          ABSTAIN
                    /  /          /  /             /  /

2. To act upon such other business as may properly come before the meeting or at
   any adjournment or postponement thereof.    I plan to attend the meeting /  /

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PERSONS AND PROPOSALS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE.

(This proxy should be marked, dated and signed by each shareholder exactly as such shareholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

Signature: _________________________________________

Signature: _________________________________________  Dated: _____________1998
          TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE
          MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY
          AS POSSIBLE.

                           FOLD AND DETACH HERE